ABN AMRO

ABN AMRO Mortgage Group, Inc.

4242 North Harlem Avenue

Norridge, Illinois 60706 1283

(708) 583 7579

Mary Pat Sperlik

First Vice President

CERTIFICATE OF COMPLIANCE

The undersigned, an officer of ABN AMRO Mortgage Group, Inc.,

(the "participant"), hereby certifies as follows:

I have made, or caused to be made under my supervision,

a review of the activities of ABN AMRO Mortgage Group, Inc.

during the preceding calendar year ending December 31, 2002,

with respect to performance under the Servicing Certificates attached:

and

To the best of my knowledge, based on such review, there is

as of this date, no default by ABN AMRO in the fulfillment

of any of it's obligations under these issues, except as otherwise noted in the Management Report related to each issue.

In witness whereof the undersigned has this Certificate of Compliance this 1st day of March, 2003.

ABN AMRO Mortgage Group, In.

By: Mary P. Sperlik

Mary P. Sperlik

First Vice President

Banks and Other Lending Offices: ABN AMRO Mortgage, LaSalle Bank N.A., LaSalle Home Mortgage, Standard Federal Bank NA

Affiliates: LaSalle Bank, LaSalle Home Mortgage, Standard Federal Bank

Banks and Other Lending Offices: ABN AMRO Mortgage, LaSalle Bank N.A., LaSalle Home Mortgage, Standard Federal Bank NA

Master Servicing Certificates

PROGRAM NUMBER: ABN98001

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